As filed with the Securities and Exchange Commission on November 17, 2009

File No. 333-131680

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________

OPTEUM MORTGAGE ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State of Incorporation)

90-0098699
(I.R.S. Employer Identification Number)

W. 115 Century Road
Paramus, NJ 07652
(201) 225-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert E. Cauley
Opteum Mortgage Acceptance Corporation
W. 115 Century Road
Paramus, NJ 07652
(201) 225-2006

(Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)
____________

Copies to:
Richard D. Simonds Jr., Esq.
Sonnenschein Nath & Rosenthal LLP
Two World Financial Center
New York, New York 10281
(212) 768-6700

Approximate date of commencement of proposed sale to the public:  From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ]

If delivery of the  prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Proposed Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Mortgage Pass-Through Certificates and Mortgage-Backed Notes (Issuable in Series)	$1,000,000	100%	$1,000,000	$107.00

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Registration Fee was paid in February 2006.

EXPLANATORY NOTE

We are filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-131680, for the purpose of amending the disclosure in the section titled “Static Pool Information” in the registration statement in order to indicate that the internet website address of the link to the static pool information is www.opmacregab.com.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on November 16, 2009.

OPTEUM MORTGAGE ACCEPTANCE CORPORATION

By:  /s/ Robert E. Cauley
Name:  Robert E. Cauley
Title:    President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Robert E. Cauley Robert E. Cauley	Director, Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer) and President	November 16, 2009

/s/ G. Hunter Haas IV G. Hunter Haas IV	Director, Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 16, 2009